                                                                    Exhibit 99.1


FOR:      PW Eagle, Inc.                                   FOR IMMEDIATE RELEASE
          222 South Ninth Street, Suite 2880
          Minneapolis, MN 55402
          (Nasdaq-NMS: "PWEI")

                            CONTACT: WILLIAM H. SPELL
          Chief Executive Officer, PW Eagle, Inc.
          612/305-0339

                      PW EAGLE REPORTS 4Q AND 2000 EARNINGS

MINNEAPOLIS -- MARCH 1, 2001 -- PW Eagle, Inc. (Nasdaq-NMS: "PWEI", formerly "EPII") today reported its financial results for the three months and year ended December 31, 2000. PW Eagle also reported pro forma financial information associated with its previously announced acquisition of Pacific Extruded Plastics Company (PWPipe) to provide insight into what the operating results might have been if the two businesses had been combined in prior periods. A summary of the unaudited results for the fourth quarter and for the year ending December 31, 2000 and 1999 is set forth in the following table:

Income Statement Information
(In thousands, except for per share amounts)


                                                          Three months ended                 Year ended
                                                             December 31,                   December 31,
                                                              (UNAUDITED)
                                                     ------------------------------ -----------------------------
                                                              2000            1999           2000           1999
                                                     -------------- --------------- -------------- --------------
         NET SALES                                         $59,009         $73,754       $343,974       $153,950
         GROSS PROFIT                                         $209         $22,868        $87,358        $43,465
         NET INCOME (LOSS)                                $(7,492)          $6,304        $19,432        $14,562

         BASIC EARNINGS (LOSS) PER SHARE                    $(.95)            $.87          $2.50          $1.88
         DILUTED EARNINGS (LOSS) PER SHARE                  $(.95)            $.63          $1.83          $1.48

         EBITDA                                           $(6,510)         $13,100        $53,827        $21,525

Included in the reported net income (loss) for the three months and year ended December 31, 2000 is an inventory writedown with a net after tax impact of $2.9 million, or approximately $.28 per share diluted earnings (loss) for the respective periods.

THE PRO FORMA FINANCIAL INFORMATION SUMMARIZED BELOW ASSUMES THAT THE ACQUISITION OF PWPIPE TOOK PLACE ON JANUARY 1, 1998, CONSISTENT WITH PRO FORMA INFORMATION INCLUDED IN THE NOTES TO THE COMPANY'S 1999 AUDITED FINANCIAL STATEMENTS INCLUDED IN ITS FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 AND FILED IN MARCH 2000 AND INCLUDES CERTAIN ADJUSTMENTS TO REFLECT WHAT THE COMPANY WILL EXPERIENCE ON AN ONGOING BASIS. A SUMMARY

OF THE PRO FORMA FINANCIAL INFORMATION FOR THE YEAR ENDING DECEMBER 31, 1999 IS SET FORTH IN THE FOLLOWING TABLE:

Pro Forma Income Statement Information
(In thousands, except for per share amounts)


                                                             Year ended
                                                            December 31,
                                                    ------------------------------
                                                        2000           1999
                                                       Actual        Pro Forma
                                                    ------------- ----------------
             NET SALES                                  $343,974         $303,249
             GROSS PROFIT                                $87,358          $89,753
             NET INCOME                                  $19,432          $17,756

             BASIC EARNINGS PER SHARE                      $2.50            $2.43
             DILUTED EARNINGS PER SHARE                    $1.83            $1.82

             EBITDA                                      $53,827          $49,059

INCLUDED IN THE HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL INFORMATION FOR THE YEAR ENDING DECEMBER 31, 1999 ARE CERTAIN NONRECURRING CHARGES. THESE NONRECURRING ITEMS REDUCE HISTORICAL AND PRO FORMA NET INCOME FOR THE YEAR ENDING DECEMBER 31, 1999 BY $2.2 MILLION. ABSENT THESE NONRECURRING CHARGES, PRO FORMA BASIC AND DILUTED EARNINGS PER SHARE WOULD BE APPROXIMATELY $2.74 AND $2.05, FOR THE YEAR ENDING DECEMBER 31, 1999.

William H. Spell, CEO, stated: "We reported record sales, earnings and cash flow for the year. Consequently, the Company's overall financial condition was significantly enhanced in 2000, when compared to 1999 as evidenced by the stockholders' equity increasing nearly 100%, from $22.1 million to $43.2 million and the debt being reduced from $105.3 million to $82.4 million. These results demonstrate the success of the strategy that we implemented several years ago to grow the company both internally and through acquisitions. Unfortunately, the softening of demand for our products and the decreasing prices of PVC resin and PVC pipe that we reported at the end of the third quarter continued throughout the fourth quarter as the economy continued to slow. As a result, we reported very disappointing results for the fourth quarter."

"We expect that the adverse industry conditions will continue through the first quarter, although we have experienced some increase in demand in January and February from December levels. With the recent reductions in interest rates, we are hopeful that the economy and our industry will stabilize and begin to grow again as the year progresses. We do not expect to see any real improvement in our financial performance until the second quarter, and it is highly unlikely that we will report sales and earnings for the first and second quarters of this year comparable with the first and second quarters of last year."

LONG-TERM STRATEGY

PW Eagle also issued a statement about its long-term strategy for enhancing shareholder value. PW Eagle has had a long-term strategy to grow both through internal growth and acquisition.

Over the years, this strategy has resulted in the construction of an additional manufacturing plant in Hastings, Nebraska and a new manufacturing plant in Salt Lake City and the development of a distribution center in Baker City, Oregon. Corporate acquisitions have included the acquisition of Pacific & Arrow Plastics and PWPipe and the acquisition of a manufacturing facility in Phoenix. As a result, PW Eagle is now the largest extruder of PVC pipe in the western part of the United States.

The Board has constantly considered, explored and evaluated a broad range of strategic alternatives to maximize shareholder value. During the second quarter of 2000, the Board retained an investment banker and together with its advisors commenced an extensive process to review its strategic alternatives to maximize shareholder value. During this process, the economy in general and the PVC pipe industry specifically experienced a sudden and significant downturn. These external events reduced the scope of alternatives available to PW Eagle. The process did, however, lead to a modification of PW Eagle's long-term strategy.

The Company has a very strong franchise in the western part of the United States, an experienced and dedicated group of employees, an excellent management team and a strong balance sheet. The Board has modified PW Eagle's long-term strategy to focus its efforts on capitalizing on the opportunities presented by these strengths. This focus will include continuing to seek out and take advantage of the synergies from the combination of the various businesses that have been acquired and to become an even more efficient producer while remaining focused on providing the highest level of customer service. PW Eagle will also focus on generating cash flow, reducing its debt and further strengthening its balance sheet. The Company expects that these efforts will result in a stronger and more profitable company. While PW Eagle has made these modifications to its long-term strategy, the Board will continue to explore and evaluate a broad range of strategic alternatives to enhance and maximize shareholder value. However, the Board and Management realize that the lifeblood of PW Eagle is its customers and employees, and regardless of any future strategic developments that the Company may pursue, it will not jeopardize these constituents.

OUTLOOK

For the first quarter of 2001, we currently anticipate net sales of between $60 and $66 million with a net loss of between $1.0 and $2.0 million or a net loss per share of between $.13 and $.25 and EBITDA of between $2.3 and $3.8 million. By comparison, for the first quarter of 2000, we reported net sales of $92,599,000 with net income of $9,166,000 or $.87 per share diluted earnings and EBITDA of $20,477,000.

We remain optimistic that the economy will improve later in 2001. Consequently, for the year 2001, we currently anticipate net sales of between $320 and $340 million with net income of between $8.5 and $12.5 million or $.75 to $1.10 per share diluted earnings and EBITDA of between $35 and $40 million. These earnings forecasts exclude any impact that the proposed "Dutch Auction" tender offer announced earlier would have on the earnings of the Company. By comparison, for the year 2000, we reported net sales of $343,974,000 with net income of $19,432,000 or $1.83 per share diluted earnings and EBITDA of $53,827,000.

To illustrate the potential impact of the "Dutch Auction" tender, if the Company were to purchase $10,000,000 of the Company's common stock at $8.75 per share in the "Dutch

Auction" tender offer, the net income for the year 2001 would be reduced by approximately $400,000, but the per share diluted earnings would increase by approximately $.03.

INFORMATION IN THIS OUTLOOK SECTION AND OTHER STATEMENTS IN THIS PRESS RELEASE ARE FORWARD LOOKING INFORMATION - ACTUAL RESULTS MAY DIFFER

The Company's statements under the caption "OUTLOOK," those that are not strictly historical and other statements in this press release including those made by William H. Spell regarding the Company beliefs and expectations that (i) the adverse industry conditions will continue through the first quarter; (ii) the economy and pipe industry will stabilize and begin to grow again as the year progresses; (iii) the Company will not see any real improvement in financial performance until the second quarter; and (iv) the Company's plan to focus on generating cash, reducing its debt and strengthening its balance sheet will result in a stronger and more profitable company are forward looking statements made under the safe harbor provisions of the Private Securities Litigation Reform Act. These statements involve known and unknown risks and uncertainties that may cause the actual results to differ materially from those expected and forecasted in this "Outlook" section and press release. Actual results could differ as a result of: (i) a further slowdown of economic growth in the United States; (ii) an increase in interest rates or the failure of the Federal Reserve to lower interest rates further; (iii) a decline in resin and pipe prices and a decline in the demand for plastic pipe; (iv) a decline in the construction of commercial and residential building; and (v) other risks described from time to time in our periodic reports and press releases.

FOURTH QUARTER CONFERENCE CALL

PW Eagle will hold its fourth quarter conference call on March 2, 2001 at 1:30 PM (Central Time) to discuss the fourth quarter and year results, as well as its strategy for enhancing shareholder value. The conference call will be available live on the Internet at www.pweagleinc.com. The call will also be available for one week following its original webcast.

PW Eagle, Inc. is a leading extruder of PVC pipe and polyethylene tubing products. The Company operates ten manufacturing facilities in the midwestern and western United States. PW Eagle's common stock is traded on the Nasdaq National Market under the symbol "PWEI".


                              - FINANCIALS FOLLOW -

PW EAGLE, INC.
CONDENSED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                THREE MONTHS ENDED DEC. 31,      TWELVE MONTHS ENDED DEC. 31,
                                                                   2000             1999             2000            1999
                                                             ===================================================================
NET SALES                                                         $59,009          $73,754         $343,974        $153,950
COST OF GOODS SOLD                                                 58,800           50,886          256,616         110,485
                                                             -------------------------------------------------------------------
  Gross profit                                                        209           22,868           87,358          43,465
OPERATING EXPENSES:
  Selling expenses                                                  5,905            7,529           28,168          16,855
  General and administrative expenses                               2,960            3,395           13,290           5,979
  Nonrecurring items                                                 (30)              800            (195)           1,963
                                                             -------------------------------------------------------------------
                                                                    8,835           11,724           41,263          24,797
                                                             -------------------------------------------------------------------
OPERATING INCOME (LOSS)                                           (8,626)           11,144           46,095          18,668
OTHER EXPENSES (INCOME):
  Interest expense                                                  3,022            3,293           13,655           5,125
  Other income, net                                                   (2)             (19)            (249)           (226)
  Nonrecurring items                                                  180                -              880           1,825
                                                             -------------------------------------------------------------------
                                                                    3,200            3,274           14,286           6,724
                                                             -------------------------------------------------------------------

INCOME (LOSS) BEFORE INCOME TAXES                                (11,826)            7,870           31,809          11,944

INCOME TAX EXPENSE  (BENEFIT)                                     (4,334)            1,566           12,377         (2,618)
                                                             -------------------------------------------------------------------

NET INCOME (LOSS)                                                 (7,492)            6,304           19,432          14,562

PREFERRED STOCK DIVIDEND AND LOSS ON
REDEMPTION                                                              -             -                   -           1,401
                                                             -------------------------------------------------------------------

NET INCOME (LOSS) APPLICABLE TO COMMON                           $(7,492)           $6,304          $19,432         $13,161
 STOCK
                                                             ===================================================================

NET INCOME (LOSS) PER COMMON SHARE:
  Basic                                                            $(.95)             $.87            $2.50           $1.88
                                                             ===================================================================
  Diluted                                                          $(.95)             $.63            $1.83           $1.48
                                                             ===================================================================

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:

  Basic                                                             7,883            7,280            7,778           6,998
  Diluted                                                          10,575           10,001           10,592           9,812

PW EAGLE, INC.
CONDENSED BALANCE SHEETS
(IN THOUSANDS, EXCEPT FOR SHARES AND PER SHARE AMOUNTS)


ASSETS                                                                                  DEC. 31, 2000          DEC. 31, 1999
                                                                                        -------------          -------------
CURRENT ASSETS:
  Cash and cash equivalents                                                               $     816             $    2,669
  Accounts receivable, net                                                                   18,246                 26,159
  Inventories                                                                                44,391                 45,777
  Deferred income taxes                                                                       2,740                  2,487
  Income tax receivable                                                                       3,376                      -
  Other                                                                                         291                    233
                                                                              ------------------------ ----------------------
          Total current assets                                                               69,860                 77,325

Property and equipment, net                                                                  76,589                 74,895
OTHER ASSETS:
  Deferred financing costs, net                                                               3,940                  5,300
  Land held for sale                                                                            655                  1,346
  Goodwill, less accumulated amortization of $705 and $593, respectively                      3,763                  3,874
  Deferred income taxes                                                                           -                  4,901
  Other                                                                                       2,821                    146
                                                                              ------------------------ ----------------------
                                                                                             11,179                 15,567
                                                                              ------------------------ ----------------------
TOTAL ASSETS                                                                             $  157,628             $  167,787
                                                                              ======================== ======================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Borrowings under revolving credit facility                                             $   16,458             $   30,558
  Current maturities of long-term debt                                                       10,408                 10,441
  Accounts payable                                                                            7,839                 22,347
  Accrued liabilities                                                                        14,482                 12,244
                                                                              ------------------------ ----------------------
         Total current liabilities                                                           49,187                 75,590


OTHER LONG-TERM LIABILITIES                                                                   2,713                      -
DEFERRED INCOME TAXES                                                                         1,080                      -
LONG-TERM DEBT, less current maturities                                                      27,500                 37,500
SENIOR SUBORDINATED DEBT                                                                     28,068                 26,752
COMMITMENTS AND CONTINGENCIES                                                                     -                      -
STOCK WARRANTS                                                                                5,887                  5,887
STOCKHOLDERS' EQUITY:
  Series A preferred stock, 7% cumulative dividend; convertible; $2 per                           -                     38
    share liquidation preference; no par value; 2,000,000 shares authorized;
    issued and outstanding none and 18,750 shares, respectively
  Undesignated stock, $.01 par value; 14,490,000 shares authorized;                               -                      -
    none issued and outstanding
  Common stock, $.01 par value; 30,000,000 shares authorized; issued                             81                     77
    and outstanding 8,069,675 and 7,721,214 shares, respectively
  Class B Common stock, $.01 par value; 3,500,000 shares authorized;                              -                      -
    none issued and outstanding
  Additional paid-in capital                                                                 40,521                 39,013
  Unearned compensation                                                                        (473)                  (587)
  Notes receivable from officers and employees on common stock
    purchases                                                                                (1,181)                (1,296)
  Retained earnings/(accumulated deficit)                                                     4,245                (15,187)
                                                                              ------------------------ ----------------------
          Total stockholders' equity                                                         43,193                 22,058
                                                                              ------------------------ ----------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                               $  157,628             $  167,787
                                                                              ======================== ======================